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             FORM OF SENIOR SUBORDINATED UNSECURED CONVERTIBLE NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE SENIOR SUBORDINATED UNSECURED CONVERTIBLE NOTES (THE "NOTES") PURCHASE AGREEMENT BETWEEN OFFICELAND INC. AND THE PURCHASERS OF THE NOTES, DATED NOVEMBER 10, 1998, AND MAY BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS THEREOF.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") , OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE ISSUER RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

U.S.$o                                                         November 10, 1998

         FOR VALUE RECEIVED, OFFICELAND INC., a corporation amalgamated under the laws of the Province of Ontario (the "Company"), promises to pay to o (the "Holder"), the principal amount of o U.S. Dollars (US$o) in lawful money of the United States of America together with interest in the amounts and at the times set out below:

                  (i) interest from and including the 10th day of November, 1998 on the principal amount shall be paid at the rate of twelve percent (12%) per annum payable in arrears on November 10, 1999 and in arrears on December 10th and June 10th in the two years subsequent to November 10, 1999 with the last interest payment to be paid on November 10, 2001, both before and after demand, default and judgment; and

                  (ii) the principal amount of o U.S. Dollars (US$o) (or the balance then outstanding) together with all accrued and unpaid interest thereon shall be paid on November 10, 2001.

         The Company will pay or cause to be paid to the Holder all sums becoming due as principal of and premium, if any, and interest (including interest on amounts in default) on this Note, at the address set forth on the books of the Company (or at such other place as the Holder may designate for such purpose from time to time by written notice to the Company), without presentation of this Note or making any notation thereon. Such payments shall be made either by

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cheque or bank draft or other means acceptable to Holder payable at par in New
York at the office of the Holder as hereinafter set forth or at such other place as shall be designated in writing for such purpose.

         Upon any receivership, bankruptcy, assignment for the benefit of creditors, sale of all or substantially all of the assets of the Company, dissolution or liquidation of the Company, or in the event that this Note shall become due and payable upon the occurrence of an Event of Default (as defined herein) the Company and the Holder, by its acceptance hereof, agree that the payment of the principal of and interest on this Note shall be subordinated to, and rank behind, the indebtedness of the Company (whether on account of principal, interest or otherwise) pursuant to a loan agreement dated July 23, 1997, as amended from time to time (the "Loan Agreement") between the Company and the Toronto Dominion Bank (the "Bank") and all indebtedness of the Company under the Loan Agreement and all purchase money security interests of the Company. The Holder by its acceptance hereof, agrees to enter into from time to time such agreement or agreements with the Bank as may be necessary to give effect to the subordination above described.

         The principal amount of this Note is convertible, in whole, into units (collectively the "Units"), each Unit comprised of one fully paid and non-assessable Class "B" Special Share of the Company (a "Class B Share") and two warrants, namely, one Dollar Fifty Warrant and one Two Dollar Warrant (each of which is herein referred to as a "Warrant"), entitling the holder of each Warrant to purchase one Common Share of the Company (a "Common Share") at an exercise price of $1.50 per Common Share and $2.00 per Common Share, respectively. The Warrants of the Holder to be in the form of Exhibits F1 and F2 to that certain Senior Subordinated Unsecured Convertible Notes Purchase Agreement dated of even date hereof between the Company and the Holder et al. (the "Restructured Purchase Agreement"), in the manner specified herein and subject to adjustment as set forth below. The Company and the Holder hereby acknowledge and agree that twenty per cent (20%) of all Warrants issuable hereunder shall be issued to ICP Investments, Inc. in lieu of the Holder and any further reference herein to the issuance of the Warrants shall be deemed to incorporate such issuance to ICP Investments, Inc. Should this Note be converted as provided for herein, no interest shall accrue or be payable in respect of the principal amount of this Note. Conversion of this Note shall be determined as follows:

                  (i) If the Performance Ratio (as hereinafter defined) is not less than ninety per cent 90%, this Note shall be automatically into Units on the date (the "Conversion Date") which is fifteen (15) days after delivery to the Company of its audited financial statements for the fiscal year ending November 30, 1998, at a conversion price of Three Dollars and Forty Cents U.S. (US$3.40) of principal hereof per Unit.

                  (ii) If the Performance Ratio is not less than seventy per cent (70%) but less than ninety per cent (90%), this Note shall be automatically converted into


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                           Units on the Conversion Date at a conversion price of
                           Three Dollars and Forty Cents U.S. (US$3.40) of principal per Unit less a reduction to be applied thereto on a pro rata basis in accordance with the percentage by which the Performance Ratio is less than ninety per cent (90%).

                  (iii) If the Performance Ratio is less than seventy per cent (70%), the Holder shall have the option, exercisable within twenty (20) days of the Conversion Date, of:

                           a) converting this Note into Units at a conversion price of Two Dollars and Seventy-two Cents U.S. (US$2.72) of principal per Unit; or

                           b) retaining this Note and receiving two five-year warrants (one exercisable at One Dollar and Fifty Cents U.S. (US$1.50) per Common Share and the other at Two Dollars U.S. (US$2.00) per Common Share)per Ten Dollars U.S. (US$10.00) principal amount hereof (the number of warrants to be rounded to the nearest whole number).

                  For the purposes hereof, "Performance Ratio" means, for the Company's fiscal year ending November 30, 1998, with reference to the Company's audited financial statements for the year then ending, the percentage, calculated by the Company's auditors, calculated by multiplying one hundred per cent (100%) by a fraction, the numerator of which is the actual amount of the gross profit of the Company and the denominator of which is the forecast amount of the gross profit of the Company contained in the New Projections (as defined and included in the Restructured Purchase Agreement).

         In the event that this Note is converted as specified herein, the Holder shall surrender this Note to the Company at its registered office, together with the conversion form attached hereto, duly executed by the Holder in form and executed in a manner satisfactory to the Company. Thereupon the Holder shall be entitled to be entered into the books of the Company, on the Conversion Date, as the holder of the number of Units into which the principal amount of this Note is converted into in accordance with the provisions hereof and, as soon as practicable thereafter, the Company shall deliver to the Holder certificates for such Units. The Class B Shares received by the Holder as part of the Units upon any conversion of this Note shall qualify to receive dividends declared in favour of shareholders of record on and after the Conversion Date and from such date such Class B Shares will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Class B Shares. The Company shall not be required to issue fractional Class B Shares or Warrants upon the conversion of this Note pursuant hereto. The Company covenants with the Holder that it will at all times reserve and keep available out of its authorized Class B Shares and Common Shares, solely for the purpose of


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issue upon conversion of this Note as provided herein, and conditionally allot to the Holder who may exercise its conversion rights hereunder, such number of Class B Shares as shall then be issuable upon the conversion of the principal amount of this Note and such number of Common Shares as would be issued upon the exercise of the Warrants. The Company covenants with the Holder that all Class B Shares and Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

         The price at which this Note is convertible and the number of Units deliverable upon the conversion of the Note will be subject to adjustment in the events and in the manner following:

(1)      If and whenever at any time prior to the Conversion Date, the Company:

         (i) subdivides or redivides the outstanding Common Shares into a greater number of Common Shares;

         (ii) reduces, combines or consolidates the outstanding Common Shares into a smaller number of Common Shares; or

         (iii) issues Common Shares or securities exchangeable for or convertible into Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares to holders of Common Shares pursuant to their exercise of options or other entitlement to receive dividends in the form of Common Shares in lieu of dividends paid in the ordinary course on the Common Shares),

         (any of such events being called a "Share Reorganization") the number of Units to be issued will be adjusted by multiplying such number by a fraction, the denominator of which is the number of Common Shares outstanding on such date before giving effect to such Share Reorganization and the numerator of which is the total number of Common Shares outstanding immediately after the effective date, in the case of subsections (i) and (ii) above and the record date in the case of subsection (iii), including in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record or effective date. Such adjustment will be made successively whenever any event referred to in this subsection (1) occurs.

(2) If and whenever at any time prior to the Conversion Date there is a reclassification or change of outstanding Common Shares, other than a subdivision or consolidation described above, or a consolidation, merger, reorganization or amalgamation of the Company with or into another body corporate, or a sale of all or substantially all of the assets of the Company followed immediately by a liquidation or winding-up of the Company and distribution of its assets to its shareholders, the Holder will be entitled to


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                                      - 5 -

         receive and will accept, upon any conversion hereunder at any time after the effective date thereof, in lieu of the number of Units to which it was theretofore entitled on conversion, the kind and number of Units or other securities or money or other property that such Holder would have been entitled to receive as a result of such reclassification, change, consolidation, merger, reorganization, amalgamation or winding-up, if, on the effective date thereof it had been the registered holder of the number of Units to which it was theretofore entitled upon conversion, subject to adjustment thereafter in accordance with provisions which are the same, as nearly as possible, to those contained above.

(3) In any case in which these provisions require an adjustment which shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Holder converting after such record date and before the occurrence of such event, the additional Units issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company will deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional Units upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Units declared in favour of holders of record of Class B Shares on and after the Conversion Date or such later date as the Holder would, but for the provisions of this subsection (3) have become the holder of record of such additional Units hereunder.

(4) The adjustments provided for herein are cumulative and will apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions hereof.

(5) In the event of any question arising with respect to the adjustments provided herein, such question will be conclusively determined by a firm of chartered accountants appointed by the Company and acceptable to the Holder, and such accountants will have access to all necessary records of the Company and such determination will be binding upon the Company and the Holder.

(6) At any time prior to the Conversion Date, the Company will give at least fourteen (14) days' prior written notice of any subdivision, redivision, reduction, combination, consolidation, distribution, issue or other events resulting in any adjustment under the provisions hereof and will not during the period of such notice close the transfer books for its Class B Shares so as to prevent the Class B Shares resulting from the conversion of this Note to be voted.

(7) If any of the events referred to in subsections (1) or (2) hereof occurs, the Company will promptly file with the Holder a certificate of the Company, setting forth a brief statement of the facts and the consequent adjustment required to be made by the provisions of this Note with respect to conversion of this Note.


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         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company, duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder of this Note. Payment of or on account of principal and interest on this Note shall be made only to or upon the order in writing of the Holder.

         Upon reasonable request by the Holder and without expense to the Holder, the Company will exchange the Note held by the Holder for other Notes of different denominations.

         If this Note is placed in the hands of an attorney for collection, or is collected through court proceedings, or through other legal proceedings, the Company promises to pay an additional reasonable amount as attorneys' fees.

         The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         No delay or failure on the part of the Holder hereof to exercise any power or right shall operate as a waiver hereof, and such rights and powers shall be deemed continuous, nor shall a partial exercise preclude full exercise thereof; and no right or remedy of the holder hereof shall be deemed abridged or modified by any source of conduct, and no waiver thereof shall be predicated thereon, nor shall failure to exercise any such power or right subject the holder hereof to any liability.

         Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

         (a) default occurring in the payment of interest on this Note when the same shall become due and such default continues for more than fifteen (15) days; or

         (b) default occurring in any payment of principal of this Note at the expressed or any accelerated maturity date or at any date fixed for prepayment and such default continues for more than fifteen (15) days; or

         (c) default is made in the payment of the principal of or interest on any indebtedness of the Company for borrowed money as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default continues beyond the period of grace, if any, allowed with respect thereto; or

         (d) default or the happening of any event occurring under any indenture, agreement or other instrument under which the Company has borrowed money and such default or event continues for a period of time sufficient to permit the acceleration of the


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                                      - 7 -

                  maturity of any indebtedness of the Company outstanding thereunder; or

         (e) if any representation or warranty made by the Company in any statement or certificate furnished by the Company to the Holder at the time of the making of this Note or at any time in respect of this Note is untrue or misleading in any material respect as of the date of the issuance or making thereof; or

         (f) default is made in the performance of any of other covenant, agreement or condition herein contained or in any other agreement to which the Holder and the Company are a party and such default shall continue for fifteen (15) days after written notice thereof to the Company by the Holder; or

         (g) the Company ceases or threatens to cease to carry on the business currently being carried on by it or a substantial portion thereof or makes or agrees to make an assignment, disposition or conveyance, whether by way of sale or otherwise, of its assets in bulk or an order is made for the winding-up of the Company; or

         (h) the Company becomes insolvent or admits in writing its inability to pay its debts as they mature or makes an assignment for the benefit of creditors, or the Company applies for or consents to the appointment of a trustee or receiver for the Company or for any part of its property or a proposal is made by the Company or a petition is filed by or against the Company or an authorized assignment is made by the Company or an application is made under the Companies' Creditors Arrangement Act or any successor or similar legislation; or

         (i) any one or more of a trustee, receiver and manager, custodian, liquidator or other person with similar powers is appointed for the Company or for any material part of its property and is not discharged within thirty (30) days after such appointment; or

         (j) final judgment or judgments for the payment of money aggregating in excess of Ten Thousand Dollars ($10,000) is or are outstanding against the Company or against any property or assets of the Company and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) days from the date of its entry; or

         (k) any material part of the property of the Company is seized or otherwise attached by anyone pursuant to any legal process or other means, including distress, execution or any other step or proceeding with similar effect, and the same is not released, bonded, satisfied, discharged or vacated within the period of ten (10) days less than such period as would permit such property or any part thereof to be sold pursuant thereto; or


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                                      - 8 -

         (l) bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief of debtors are instituted by or against the Company and, if instituted against the Company, are consented to or are not dismissed or stayed pending the resolution of the matters in dispute within sixty (60) days after such institution; or

         (m) the Company takes any corporate proceedings for its dissolution or liquidation or amalgamation with another company or if the corporate existence of the Company shall be terminated by expiration, forfeiture or otherwise.

         When any Event of Default has occurred, or if the holder of any note or of any other evidence of indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company shall give written notice within five (5) business days of such event to the Holder.

         When any Event of Default described in subsections (a) through (j) inclusive has happened and is continuing, the Holder may, by notice in writing sent by registered or certified mail to the Company, declare the entire principal and all interest accrued on this Note to be and this Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in subsection (k) has occurred, then this Note shall immediately become due and payable without presentment, demand or notice of any kind.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered by hand, by facsimile, by overnight mail or mailed by first class certified or registered mail, return receipt requested, posted prepaid, as follows:

         Company:          Officeland Inc.
                           312 Dolomite Drive
                           Suite 212
                           Toronto, Ontario
                           M3J 2N2

                           Attention:      Mr. Marvyn Budd, President
                           Facsimile No.:  (416) 736-8445

         Holder:

                           Attention:


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                                      - 9 -

                           Facsimile No.: (          )

(or at such other address as may have been furnished in writing by either party to the other), and such notices, requests, consents or other communications shall be deemed to have been received when delivered, on the business day after the date of the facsimile (with receipt confirmed), on the fifth day after being mailed by overnight mail or on the third day after being mailed by first class certified or registered mail, as the case may be.


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                                     - 10 -

         For all purposes, "Holder" shall include the Holder's successors, assigns or other nominees or attorneys duly appointed by instrument in writing.

                  IN WITNESS WHEREOF the Company has executed and delivered this Note on the date first set out above.

                                                     OFFICELAND INC.

                                                     Per:
                                                              Name
                                                              Title

                                                     Per:
                                                              Name
                                                              Title


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                                 CONVERSION FORM

TO:

         The undersigned registered holder of the Note to which this Conversion Form is attached hereby irrevocably elects to convert such Note into Units of Officeland Inc. in accordance with the terms of such Note and directs that the Units issuable and deliverable upon the conversion be issued and delivered to the person indicated below other than twenty per cent (20%) of the Warrants issuable hereunder which shall be issued to ICP Investments, Inc. or ICP Investments, Inc. (If Units are to be issued in the name of a person other than the Holder, all requisite transfer taxes must be tendered by the undersigned.)

Dated:

                                                (Signature of Registered Holder)

NOTE: If Units are to be issued in the name of a person other than the Holder or ICP Investments, Inc., the signature must be guaranteed by a Canadian chartered bank or a trust company.

(Print name in which Units issued on conversion are to be issued, delivered and registered)

Name

(Address)                                      (City, Province, and Postal Code)

Name of guarantor:

Authorized signature: